Exhibit 10.1

AMENDMENT #2 TO WARRANT AGENCY AGREEMENT

PERASO INC.

AND

EQUINITI TRUST COMPANY, LLC, AS WARRANT AGENT

This Amendment #2 to the Warrant Agency Agreement (this “Amendment #2”) is entered into as of October 3, 2024, by and between Peraso Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC (the “Warrant Agent”). All capitalized terms used herein shall have the meanings set forth in the Warrant Agency Agreement (as defined below), unless otherwise indicated.

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agency Agreement, dated as of February 8, 2024, as amended by that certain amendment dated as of August 6, 2024 (as so amended, the “Warrant Agency Agreement”), relating to, among other things, the issuance of Series B warrants to purchase shares of the Company’s common stock at an exercise price of $2.25 (the “Series B Warrants”), and

WHEREAS, pursuant to Section 20(a) of the Warrant Agency Agreement, the Company and the Warrant Agent desire to further amend the Warrant Agency Agreement to further extend the period for exercising the Series B Warrants from October 7, 2024 to November 8, 2024.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound, the parties hereto hereby agree as follows:

1.	Amendment. The reference to “October 7, 2024” in the preamble to Exhibit 1-C to the Warrant Agency Agreement (the form of Warrant Certificate for the Series B Warrants) is hereby replaced with a reference to “November 8, 2024”.

2.	No Other Amendments. Unless expressly amended by this Amendment #2, the terms and provisions of the Warrant Agency Agreement shall remain in full force and effect.

3.	Conflicting Terms. Wherever the terms and conditions of this Amendment #2 and the terms and conditions of the Warrant Agency Agreement are in conflict, the terms of this Amendment #2 shall be deemed to supersede the conflicting terms of the Warrant Agency Agreement.

4.	Governing Law. This Amendment #2 shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

5.	Counterparts. This Amendment #2 may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #2 to be duly executed as of the date first above written.

PERASO INC.

By:	/s/ James Sullivan
	Name:	James Sullivan
	Title:	CFO

EQUINITI TRUST COMPANY, LLC

By:	/s/ Martin J Knapp
	Name:	Martin J Knapp
	Title:	SVP, Relationship Director